INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Second Quarter 2026 Results
INDIANA, Pa., - July 23, 2026 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $36.6 million for the second quarter of 2026 compared to $35.1 million for the first quarter of 2026 and $31.9 million for the second quarter of 2025. Diluted earnings per share was $1.02 for the second quarter of 2026, an increase of $0.08, or 8.5%, compared to $0.94 for the first quarter of 2026 and an increase of $0.19, or 22.9%, compared to $0.83 for the second quarter of 2025.
Second Quarter of 2026 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.49%, return on average equity (ROE) of 10.37% and return on average tangible shareholders' equity (ROTE) (non-GAAP) of 14.15% compared to ROA of 1.44%, ROE of 9.77% and ROTE (non-GAAP) of 13.22% for the first quarter of 2026.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.89% compared to 1.87% for the first quarter of 2026.
•Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expanded 7 basis points to 3.99% compared to 3.92% in the first quarter of 2026.
•Total portfolio loans increased $99.0 million, or 5.0% annualized, compared to March 31, 2026.
•Total deposits decreased $99.1 million due to lower brokered deposits of $100.4 million compared to March 31, 2026.
•Customer deposits were stable in the second quarter, following solid growth in the first quarter of 2026 with year-to-date growth of $307.7 million, or 8.0% annualized.
•Net charge-offs were only $1.0 million, or 0.05% of average loans, compared to net charge-offs of $1.7 million, or 0.09% of average loans, in the first quarter of 2026.
•Nonperforming assets (NPAs) decreased $9.7 million to $40.2 million, or 0.50% of total loans plus other real estate owned (OREO), compared to $49.9 million, or 0.63%, at March 31, 2026.
•Actively managing capital with 1,074,924 shares repurchased at an average price of $44.24 for $47.6 million.
“We delivered another strong quarter driven by disciplined execution of our strategy,” said Chris McComish, chief executive officer. “Our results reflected solid earnings and returns, good loan growth, stable deposits following strong first-quarter growth and continued favorable asset quality. These results highlight the strength of our customer relationships, the dedication of our people and our ability to create long-term value for our shareholders.”
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S&T Earnings Release - 2

Net Interest Income
Net interest income was $90.4 million in the second quarter of 2026 compared to $88.4 million in the first quarter of 2026. NIM (FTE) (non-GAAP) increased 7 basis points to 3.99% compared to 3.92% in the prior quarter. The yield on average interest-earning assets increased 4 basis points to 5.64% compared to 5.60% in the first quarter of 2026 primarily due to a higher yield on loans. Total interest-bearing liability costs decreased 4 basis points to 2.50% compared to 2.54% in the first quarter of 2026 mainly due to a better funding mix. Average brokered deposits decreased $146.2 million while average interest-bearing customer deposits increased $119.8 million compared to the first quarter of 2026.
Asset Quality
The allowance for credit losses, or ACL, was unchanged at $93.3 million, or 1.16% of total portfolio loans, at June 30, 2026 compared to $93.3 million, or 1.17%, at March 31, 2026. The provision for credit losses was $1.1 million for the second quarter of 2026 compared to $1.3 million in the first quarter of 2026. Net loan charge-offs were $1.0 million, or 0.05% of average loans, compared to $1.7 million, or 0.09% of average loans, in the first quarter of 2026. NPAs decreased $9.7 million to $40.2 million, or 0.50% of total loans plus OREO, compared to $49.9 million, or 0.63%, at March 31, 2026.
Noninterest Income and Expense
Noninterest income increased $1.3 million to $14.9 million in the second quarter of 2026 compared to $13.6 million in the first quarter of 2026. Higher noninterest income related to a $0.4 million increase in debit and credit card fees due to the first quarter of 2026 being seasonally lower and a $0.3 million increase in other income primarily related to partnership income and unrealized gains on equity securities. Additionally, during the second quarter of 2026 there was a $0.2 million net gain on the sale of securities resulting from a $1.9 million gain related to Visa Class B-2 common stock conversion, which was mostly offset by a $1.7 million loss related to the repositioning of securities into longer duration, higher yielding securities.
Noninterest expense increased $2.0 million to $58.7 million in the second quarter of 2026 compared to $56.7 million in the first quarter of 2026. Salaries and employee benefits increased $1.3 million primarily related to annual merit increases and higher medical costs. Other noninterest expense increased $1.0 million primarily due to normal fluctuations across several expense categories and timing-related items.
Financial Condition
Total assets were $9.9 billion at both June 30, 2026 and March 31, 2026. Cash and due from banks decreased $121.2 million related to an increase in loans compared to March 31, 2026. Total portfolio loans increased $99.0 million compared to March 31, 2026 with an increase in the commercial loan portfolio of $104.2 million and a decrease in the consumer loan portfolio of $5.2 million. The increase in the commercial loan portfolio was due to an increase in commercial and industrial of $79.0 million and an increase in commercial construction of $71.4 million, offset by a decline in commercial real estate of $46.2 million compared to March 31, 2026. Total deposits decreased $99.1 million due to lower brokered deposits of $100.4 million compared to March 31, 2026. Customer deposits were stable in the second quarter, following solid growth in the first quarter of 2026 with year-to-date growth of $307.7 million, or 8.0% annualized. Money market decreased $80.8 million, noninterest bearing deposits decreased $16.9 million, interest-bearing demand decreased $14.8 million and savings decreased $1.2 million, offset by an increase in certificates of deposit of $14.7 million, compared to March 31, 2026. The decrease in money market of $80.8 million is net of a decline in brokered money market deposits of $100.4 million offset by an increase in customer money market deposits of $19.6
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S&T Earnings Release - 3

million compared to March 31, 2026. Total borrowings increased $125.0 million to $275.3 million compared to $150.3 million at March 31, 2026 due to a decrease in brokered deposits and share repurchases.
Capital
During the second quarter of 2026, 1,074,924 shares were repurchased at an average price of $44.24 per share for $47.6 million. Total share repurchases over the past three quarters were 3,169,294 shares, representing 8.3% of outstanding shares, at an average price of $42.09 per share totaling $133.4 million.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
New Share Repurchase Plan Authorization
The board of directors authorized a new $100 million share repurchase program at its meeting held July 22, 2026. The new program will replace the existing share repurchase program effective July 27, 2026, and is set to expire August 31, 2027. The remaining capacity under the existing share repurchase program was terminated.
Conference Call
S&T will host its second quarter 2026 earnings conference call live via webcast at 1:00 pm ET, Thursday, July 23, 2026. To access the webcast, go to S&T Bancorp Inc.’s Investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.9 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the
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S&T Earnings Release - 4

allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes, including the use of artificial intelligence and digital assets; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our brand risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2025, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
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S&T Earnings Release - 5

Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholders' equity, PPNR to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2026	2026	2025
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$116,960	$115,294	$117,696
Investment Securities:
Taxable	10,756	10,760	10,846
Tax-exempt	34	34	35
Dividends	309	245	329
Total Interest and Dividend Income	128,059	126,333	128,906

INTEREST EXPENSE
Deposits	35,399	35,686	39,056
Borrowings, junior subordinated debt securities and other	2,280	2,211	3,278
Total Interest Expense	37,679	37,897	42,334

NET INTEREST INCOME	90,380	88,436	86,572
Provision for credit losses	1,112	1,327	1,974
Net Interest Income After Provision for Credit Losses	89,268	87,109	84,598

NONINTEREST INCOME
Gain on sale of securities	169	—	—
Debit and credit card	4,695	4,283	4,588
Service charges on deposit accounts	4,290	4,196	4,090
Investment services and trust	3,563	3,369	3,042
Other	2,143	1,794	1,780
Total Noninterest Income	14,860	13,642	13,500

NONINTEREST EXPENSE
Salaries and employee benefits	32,680	31,356	32,907
Data processing and information technology	5,163	5,158	4,847
Occupancy	4,074	4,592	4,024
Furniture, equipment and software	3,524	3,492	3,352
Marketing	1,876	1,467	1,490
Other taxes	1,773	2,063	2,088
Professional services and legal	1,286	1,245	1,739
FDIC insurance	1,074	1,073	1,062
Other noninterest expense	7,214	6,261	6,605
Total Noninterest Expense	58,664	56,707	58,114
Income Before Taxes	45,464	44,044	39,984
Income tax expense	8,821	8,972	8,084
Net Income	$36,643	$35,072	$31,900

Per Share Data
Shares outstanding at end of period	35,264,936	36,259,649	38,345,448
Average shares outstanding - diluted	36,010,449	37,177,888	38,637,400
Diluted earnings per share	$1.02	$0.94	$0.83
Dividends declared per share	$0.37	$0.36	$0.34
Dividend yield (annualized)	3.02%	3.44%	3.60%
Dividends paid to net income	36.40%	38.09%	41.30%
Book value	$39.81	$39.46	$37.70
Tangible book value (non-GAAP)(1)	$29.18	$29.11	$27.90
Market value	$49.08	$41.83	$37.82

Profitability Ratios (Annualized)
Return on average assets	1.49%	1.44%	1.32%
Return on average shareholders' equity	10.37%	9.77%	8.91%
Return on average tangible shareholders' equity (non-GAAP)(2)	14.15%	13.22%	12.12%
Pre-provision net revenue / average assets (non-GAAP)(3)	1.89%	1.87%	1.73%
Efficiency ratio (FTE) (non-GAAP)(4)	55.52%	55.23%	57.73%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2026	2025
INTEREST AND DIVIDEND INCOME
Loans, including fees	$232,254	$232,036
Investment Securities:
Taxable	21,516	20,919
Tax-exempt	68	192
Dividends	554	607
Total Interest and Dividend Income	254,392	253,754

INTEREST EXPENSE
Deposits	71,085	77,410
Borrowings, junior subordinated debt securities and other	4,491	6,449
Total Interest Expense	75,576	83,859

NET INTEREST INCOME	178,816	169,895
Provision for credit losses	2,439	(1,066)
Net Interest Income After Provision for Credit Losses	176,377	170,961

NONINTEREST INCOME
Gain (loss) on sale of securities	169	(2,295)
Debit and credit card	8,978	8,776
Service charges on deposit accounts	8,486	8,052
Investment services and trust	6,932	6,126
Other	3,937	3,270
Total Noninterest Income	28,502	23,929

NONINTEREST EXPENSE
Salaries and employee benefits	64,036	62,760
Data processing and information technology	10,321	9,777
Occupancy	8,666	8,326
Furniture, equipment and software	7,016	6,835
Other Taxes	3,836	3,582
Marketing	3,343	3,105
Professional services and legal	2,531	3,025
FDIC insurance	2,147	2,102
Other noninterest expense	13,475	13,693
Total Noninterest Expense	115,371	113,205
Income Before Taxes	89,508	81,685
Income tax expense	17,793	16,384

Net Income	$71,715	$65,301

Per Share Data
Average shares outstanding - diluted	36,591,021	38,618,741
Diluted earnings per share	$1.96	$1.69
Dividends declared per share	$0.73	$0.68
Dividends paid to net income	37.23%	40.11%

Profitability Ratios (annualized)
Return on average assets	1.47%	1.36%
Return on average shareholders' equity	10.07%	9.28%
Return on average tangible shareholders' equity (non-GAAP)(5)	13.68%	12.69%
Pre-provision net revenue / average assets (non-GAAP)(6)	1.88%	1.73%
Efficiency ratio (FTE) (non-GAAP)(7)	55.38%	57.37%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2026	2026	2025
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$217,819	$339,059	$203,118
Securities available for sale, at fair value	1,013,305	1,009,518	1,021,183
Loans held for sale	4,695	694	—
Commercial loans:
Commercial real estate	3,485,893	3,532,106	3,520,294
Commercial and industrial	1,590,086	1,511,082	1,512,027
Commercial construction	475,450	404,012	397,785
Total Commercial Loans	5,551,429	5,447,200	5,430,106
Consumer loans:
Residential mortgage	1,674,052	1,689,731	1,678,992
Home equity	727,702	711,235	681,143
Installment and other consumer	80,086	83,951	100,177
Consumer construction	25,117	27,265	44,016
Total Consumer Loans	2,506,957	2,512,182	2,504,328
Total Portfolio Loans	8,058,386	7,959,382	7,934,434
Allowance for credit losses	(93,320)	(93,271)	(98,580)
Total Portfolio Loans, Net	7,965,066	7,866,111	7,835,854
Federal Home Loan Bank and other restricted stock, at cost	16,796	11,724	15,817
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	1,887	2,069	2,656
Other assets	351,021	341,404	358,017
Total Assets	$9,944,013	$9,944,003	$9,810,069

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,256,542	$2,273,411	$2,182,346
Interest-bearing demand	769,495	784,326	738,251
Money market	2,183,937	2,264,777	2,236,298
Savings	881,967	883,213	879,254
Certificates of deposit	1,994,142	1,979,492	1,884,771
Total Deposits	8,086,083	8,185,219	7,920,920

Borrowings:
Short-term borrowings	200,000	50,000	150,000
Long-term borrowings	25,773	50,794	50,856
Junior subordinated debt securities	49,508	49,493	49,448
Total Borrowings	275,281	150,287	250,304
Other liabilities	178,834	177,816	193,352
Total Liabilities	8,540,198	8,513,322	8,364,576

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,403,815	1,430,681	1,445,493
Total Liabilities and Shareholders’ Equity	$9,944,013	$9,944,003	$9,810,069

Capitalization Ratios
Shareholders' equity / assets	14.12%	14.39%	14.73%
Tangible common equity / tangible assets (non-GAAP)(9)	10.75%	11.03%	11.34%
Tier 1 leverage ratio	11.58%	11.82%	12.18%
Common equity tier 1 capital	13.64%	14.18%	14.59%
Risk-based capital - tier 1	13.95%	14.49%	14.91%
Risk-based capital - total	15.51%	16.06%	16.48%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2026		2026		2025
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (non-GAAP) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$127,429	3.69%	$153,396	3.70%	$120,156	4.46%
Securities, at fair value	1,007,484	3.83%	997,037	3.78%	1,011,629	3.79%
Loans held for sale	2,034	6.47%	1,002	6.57%	—	—%
Commercial real estate	3,503,981	5.90%	3,579,903	5.80%	3,477,321	5.88%
Commercial and industrial	1,555,118	6.18%	1,513,557	6.25%	1,519,133	6.71%
Commercial construction	433,427	6.40%	387,412	6.42%	382,363	6.94%
Total Commercial Loans	5,492,526	6.02%	5,480,872	5.97%	5,378,817	6.19%
Residential mortgage	1,672,326	5.39%	1,701,695	5.37%	1,674,231	5.26%
Home equity	720,484	5.91%	707,856	5.90%	670,066	6.37%
Installment and other consumer	82,452	7.43%	87,693	7.39%	99,550	7.88%
Consumer construction	27,370	6.61%	30,124	6.69%	41,025	6.82%
Total Consumer Loans	2,502,632	5.62%	2,527,368	5.61%	2,484,872	5.69%
Total Portfolio Loans	7,995,158	5.89%	8,008,240	5.86%	7,863,689	6.03%
Total Loans	7,997,192	5.89%	8,009,242	5.86%	7,863,689	6.03%
Total other earning assets	13,772	8.40%	12,806	7.07%	16,537	7.70%
Total Interest-earning Assets	9,145,877	5.64%	9,172,481	5.60%	9,012,011	5.76%
Noninterest-earning assets	694,086		692,974		712,891
Total Assets	$9,839,963		$9,865,455		$9,724,902

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$777,216	0.94%	$778,502	0.93%	$763,687	1.01%
Money market	2,185,936	2.57%	2,245,922	2.60%	2,188,771	3.04%
Savings	879,391	0.67%	873,304	0.65%	880,448	0.69%
Certificates of deposit	1,994,523	3.64%	1,965,807	3.73%	1,872,329	4.07%
Total Interest-bearing Deposits	5,837,066	2.43%	5,863,535	2.47%	5,705,235	2.75%
Short-term borrowings	106,209	3.86%	74,162	3.99%	135,659	4.63%
Long-term borrowings	25,783	3.76%	50,805	3.80%	50,866	3.80%
Junior subordinated debt securities	49,499	6.47%	49,485	6.53%	49,439	7.12%
Total Borrowings	181,491	4.56%	174,452	4.66%	235,964	4.97%
Total Other Interest-bearing Liabilities	23,602	3.69%	22,862	3.69%	32,202	4.39%
Total Interest-bearing Liabilities	6,042,159	2.50%	6,060,849	2.54%	5,973,401	2.84%
Noninterest-bearing liabilities	2,379,939		2,348,924		2,315,213
Shareholders' equity	1,417,865		1,455,682		1,436,288
Total Liabilities and Shareholders' Equity	$9,839,963		$9,865,455		$9,724,902

Net Interest Margin (FTE) (non-GAAP)(10)		3.99%		3.92%		3.88%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	Six Months Ended June 30,
(dollars in thousands)	2026		2025
Net Interest Margin (FTE) (non-GAAP) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$140,341	3.70%	$124,423	4.46%
Securities, at fair value	1,002,289	3.81%	1,001,080	3.69%
Loans held for sale	1,521	6.49%	—	—%
Commercial real estate	3,541,732	5.85%	3,436,686	5.85%
Commercial and industrial	1,534,452	6.21%	1,527,139	6.70%
Commercial construction	410,547	6.41%	378,643	6.94%
Total Commercial Loans	5,486,731	5.99%	5,342,468	6.17%
Residential mortgage	1,686,930	5.38%	1,667,242	5.23%
Home equity	714,205	5.90%	661,636	6.34%
Installment and other consumer	85,058	7.41%	99,476	7.93%
Consumer construction	28,739	6.66%	43,080	6.84%
Total Consumer Loans	2,514,932	5.61%	2,471,434	5.67%
Total Portfolio Loans	8,001,663	5.87%	7,813,902	6.01%
Total Loans	8,003,184	5.87%	7,813,902	6.01%
Total other earning assets	13,291	7.76%	16,652	7.21%
Total Interest-earning Assets	9,159,105	5.62%	8,956,057	5.73%
Noninterest-earning assets	693,534		719,996
Total Assets	$9,852,639		$9,676,053

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$777,855	0.93%	$771,455	1.01%
Money market	2,215,763	2.59%	2,138,836	3.01%
Savings	876,365	0.66%	882,531	0.68%
Certificates of deposit	1,980,244	3.68%	1,866,616	4.18%
Total Interest-bearing deposits	5,850,227	2.45%	5,659,438	2.76%
Short-term borrowings	90,274	3.92%	126,740	4.63%
Long-term borrowings	38,225	3.79%	50,876	3.80%
Junior subordinated debt securities	49,492	6.50%	49,431	7.15%
Total Borrowings	177,991	4.61%	227,047	4.99%
Total Other Interest-bearing Liabilities	23,234	3.69%	38,032	4.39%
Total Interest-bearing Liabilities	6,051,452	2.52%	5,924,517	2.85%
Noninterest-bearing liabilities	2,364,518		2,332,795
Shareholders' equity	1,436,669		1,418,741
Total Liabilities and Shareholders' Equity	$9,852,639		$9,676,053

Net Interest Margin (FTE) (non-GAAP)(8)		3.95%		3.84%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	2026		2026		2025
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$9,354	0.27%	$17,764	0.50%	$3,967	0.11%
Commercial and industrial	16,836	1.06%	18,607	1.23%	5,459	0.36%
Commercial construction	—	—%	869	0.22%	869	0.22%
Total Nonaccrual Commercial Loans	26,190	0.47%	37,240	0.68%	10,295	0.19%
Consumer loans:
Residential mortgage	10,027	0.60%	8,950	0.53%	7,239	0.43%
Home equity	3,859	0.53%	3,618	0.51%	3,593	0.53%
Installment and other consumer	140	0.18%	141	0.17%	185	0.18%
Total Nonaccrual Consumer Loans	14,026	0.56%	12,709	0.51%	11,017	0.44%
Total Nonaccrual Loans	$40,216	0.50%	$49,949	0.63%	$21,312	0.27%

	2026	2026	2025
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$1,236	$1,935	$1,656
Recoveries	(241)	(248)	(498)
Net Loan Charge-offs	$995	$1,687	$1,158

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$249	$492	($16)
Commercial and industrial	614	175	331
Commercial construction	69	—	89
Total Commercial Loan Charge-offs	932	667	404
Consumer loans:
Residential mortgage	223	27	13
Home equity	74	236	160
Installment and other consumer	(234)	757	581
Total Consumer Loan Charge-offs	63	1,020	754
Total Net Loan Charge-offs	$995	$1,687	$1,158
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	Six Months Ended June 30,
(dollars in thousands)	2026	2025
Loan Charge-offs (Recoveries)
Charge-offs	$3,171	$2,540
Recoveries	(489)	(1,409)
Net Loan Charge-offs	$2,682	$1,131

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$741	($162)
Commercial and industrial	789	485
Commercial construction	69	119
Total Commercial Loan Charge-offs	1,599	442
Consumer loans:
Residential mortgage	250	26
Home equity	310	179
Installment and other consumer	523	484
Total Consumer Loan Charge-offs	1,083	689
Total Net Loan Charge-offs	$2,682	$1,131

	2026	2026	2025
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$40,216	$49,949	$21,312
OREO	—	—	—
Total nonperforming assets	40,216	49,949	21,312
Nonaccrual loans / total loans	0.50%	0.63%	0.27%
Nonperforming assets / total loans plus OREO	0.50%	0.63%	0.27%
Allowance for credit losses / total portfolio loans	1.16%	1.17%	1.24%
Allowance for credit losses / nonaccrual loans	232%	187%	463%
Net loan charge-offs	$995	$1,687	$1,158
Net loan charge-offs (annualized) / average loans	0.05%	0.09%	0.06%

	Six Months Ended June 30,
(dollars in thousands)	2026	2025
Asset Quality Data
Net loan charge-offs	$2,682	$1,131
Net loan charge-offs (annualized) / average loans	0.07%	0.03%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2026	2026	2025
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,403,815	$1,430,681	$1,445,493
Less: goodwill and other intangible assets, net of deferred tax liability	(374,915)	(375,059)	(375,522)
Tangible common equity (non-GAAP)	$1,028,900	$1,055,622	$1,069,971
Common shares outstanding	35,264,936	36,259,649	38,345,448
Tangible book value (non-GAAP)	$29.18	$29.11	$27.90
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$146,975	$142,236	$127,951
Plus: amortization of intangibles (annualized), net of tax	577	583	653
Net income before amortization of intangibles (annualized)	$147,552	$142,819	$128,604

Average total shareholders' equity	$1,417,865	$1,455,682	$1,436,288
Less: average goodwill and other intangible assets, net of deferred tax liability	(374,991)	(375,136)	(375,572)
Average tangible equity (non-GAAP)	$1,042,874	$1,080,546	$1,060,716
Return on average tangible shareholders' equity (non-GAAP)	14.15%	13.22%	12.12%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$45,464	$44,044	$39,984
Plus: net (gain) loss on sale of securities and VISA Class B-2 exchange	(169)	—	—
Plus: Provision for credit losses	1,112	1,327	1,974
Total	$46,407	$45,371	$41,958
Total (annualized) (non-GAAP)	$186,138	$184,005	$168,293
Average assets	$9,839,963	$9,865,455	$9,724,902
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.89%	1.87%	1.73%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$58,664	$56,707	$58,114

Net interest income per consolidated statements of net income	$90,380	$88,436	$86,572
Plus: taxable equivalent adjustment	584	590	590
Net interest income (FTE) (non-GAAP)	90,964	89,026	87,162
Noninterest income	14,860	13,642	13,500
Plus: net (gain) loss on sale of securities and VISA Class B-2 exchange	(169)	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$105,655	$102,668	$100,662
Efficiency ratio (FTE) (non-GAAP)	55.52%	55.23%	57.73%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14

	Six Months Ended June 30,
(dollars in thousands)	2026	2025
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$144,619	$131,684
Plus: amortization of intangibles (annualized), net of tax	580	712
Net income before amortization of intangibles (annualized)	$145,199	$132,396

Average total shareholders' equity	$1,436,669	$1,418,741
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,063)	(375,656)
Average tangible equity (non-GAAP)	$1,061,606	$1,043,085
Return on average tangible shareholders' equity (non-GAAP)	13.68%	12.69%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$89,508	$81,685
Plus: net loss (gain) on sale of securities and VISA Class B-2 exchange	(169)	2,295
Plus: Provision for credit losses	2,439	(1,066)
Total (non-GAAP)	$91,778	$82,914
Total (annualized) (non-GAAP)	$185,077	$167,202
Average assets	$9,852,639	$9,676,053
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.88%	1.73%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement, to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$115,371	$113,205

Net interest income per consolidated statements of net income	$178,816	$169,895
Plus: taxable equivalent adjustment	1,174	1,208
Net interest income (FTE) (non-GAAP)	179,990	171,103
Noninterest income	28,502	23,929
Plus: net loss (gain) on sale of securities and VISA Class B-2 exchange	(169)	2,295
Net interest income (FTE) (non-GAAP) plus noninterest income	$208,323	$197,327
Efficiency ratio (FTE) (non-GAAP)	55.38%	57.37%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$254,392	$253,754
Less: interest expense	(75,576)	(83,859)
Net interest income per consolidated statements of net income	178,816	169,895
Plus: taxable equivalent adjustment	1,174	1,208
Net interest income (FTE) (non-GAAP)	$179,990	$171,103
Net interest income (FTE) (annualized)	$362,963	$345,042
Average interest-earning assets	$9,159,105	$8,956,057
Net interest margin - (FTE) (non-GAAP)	3.95%	3.84%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 15
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2026	2026	2025
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,403,815	$1,430,681	$1,445,493
Less: goodwill and other intangible assets, net of deferred tax liability	(374,915)	(375,059)	(375,522)
Tangible common equity (non-GAAP)	$1,028,900	$1,055,622	$1,069,971

Total assets	$9,944,013	$9,944,003	$9,810,069
Less: goodwill and other intangible assets, net of deferred tax liability	(374,915)	(375,059)	(375,522)
Tangible assets (non-GAAP)	$9,569,098	$9,568,944	$9,434,547
Tangible common equity to tangible assets (non-GAAP)	10.75%	11.03%	11.34%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$128,059	$126,333	$128,906
Less: interest expense	(37,679)	(37,897)	(42,334)
Net interest income per consolidated statements of net income	90,380	88,436	86,572
Plus: taxable equivalent adjustment	584	590	590
Net interest income (FTE) (non-GAAP)	$90,964	$89,026	$87,162
Net interest income (FTE) (annualized)	$364,856	$361,050	$349,606
Average interest-earning assets	$9,145,877	$9,172,481	$9,012,011
Net interest margin (FTE) (non-GAAP)	3.99%	3.92%	3.88%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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